SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) July 16, 2002

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	N/A
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM CX Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 441-296-1431

Not Applicable

(Former Name or Former Address, if changed since last report)

Item 5. Other Events

In our last Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, we reported that AITI, a minor television station based in Kiev commenced a second action in the Arbitration Court of Kiev against the Ukraine TV Council. This action made allegations almost identical to a previous court action that ruled in favor of Studio 1+1, the Company's television station in the Ukraine, by way of a judgment of the Supreme Arbitration Court on April 5, 2001. These allegations are that Studio 1+1 has, in effect, been granted two licenses by the Ukraine TV Council, entitling it to in excess of 24 hours of broadcast time a day on Ukraine's nationwide Channel N2 (UT-2). Further, AITI alleges that Studio 1+1 never paid the required license fee. On February 1, 2002, the Arbitration Court of the City of Kiev ruled in AITI's favor. The Ukraine TV Council, Studio 1+1, and the Public Prosecutor's Office of Kiev, the latter two acting as interested third parties, appealed the Arbitration Court's decision to the Court of Appeal.

The date initially given for the Court of Appeal to hand down their judgment was May 24, 2002. However, on May 22, 2002 the Court of Cassation (previously called the Supreme Arbitration Court) requested the court file, as it was concerned as to why the Court of Appeal had taken so long to hand down its decision. Following a review of the file, the Court of Cassation returned it to the Court of Appeal on July 2, 2002. The Court of Appeal subsequently set a date for issuing the judgment on July 16, 2002.

The verbal judgment of the Court of Appeal was consequently handed down on July 16, 2002. The Court of Appeal upheld the Arbitration Court of Kiev's decision of February 1, 2002. A written judgment is expected to be delivered to Studio 1+1 within the next 7 days confirming this. This decision of the Court of Appeal is ultimately subject to an appeal to the Court of Cassation, the same court that ruled in favor of Studio 1+1 on April 5, 2001. Studio 1+1 has already lodged an appeal and it has been informed that both the Ukraine TV Council and the Public Prosecutor's Office of Kiev will also be lodging their own appeals against this judgment. The reason for the continued involvement of the Prosecutor's Office is that it acts on behalf of the State of Ukraine when a State institution is a defendant in a court action and there is a claim against funds in the State budget.

In addition, a formal request has been lodged by Studio 1+1 with the Court of Cassation not to execute the judgment of the Court of Appeal until the Court of Cassation has ruled on this matter. An execution of the Court of Appeal judgment would oblige Studio 1+1 to stop broadcasting and the Ukraine TV Council to commence a new tender process for the Studio 1+1 broadcasting licence. Studio 1+1 expects to receive a ruling from the Court of Cassation on this request within the next 2 days. In the meantime, Studio 1+1 is permitted to continue broadcasting.

For the year ending December 31, 2001, on a combined basis, the revenue and EBITDA generated by the Company's Ukrainian operations was US$ 23,098,000 and US$ 4,613,000 from total combined Company revenue and EBITDA of US$ 118,812,000 and US$ 17,006,000 respectively.

The Company believes that the decision of the Court of Appeal is wrong on both its facts and its determination of law and wholly inconsistent with the previous decision of the Ukraine Supreme Arbitration Court (now called the Court of Cassation) and will pursue the appeal vigorously.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: July 16, 2002	/s/ Mark J. L. Wyllie
Mark J. L. Wyllie Vice President - Finance (Principal Financial Officer and Duly Authorized Officer)